Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter:

Amended Schedule B, dated August 10, 2006, to the Declaration of Trust dated November 5, 2004.  Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on October 25, 2006 (Accession
Number 0001145443-06-003178 ).

Amended Schedule B, dated November 16, 2006, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on November 17, 2006 (Accession
Number 0001145443-06-003457).

Sub-Item 77Q1(e)

Amended and Restated Investment Advisory Agreement
between the Trust and J.P. Morgan Investment Management
Inc. (amended as of August 10, 2006). Incorporated herein
by reference to the Registrant's Registration Statement as
filed with the Securities and Exchange Commission on
October 25, 2006 (Accession Number 0001145443-06-003178).